UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2014

Keryx Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Keryx Biopharmaceuticals, Inc. (“Keryx” or the “Company”) was held on November 17, 2014. Stockholders voted to approve an amendment to the Company’s 2013 Incentive Plan to increase the number of authorized shares issuable thereunder from 3,500,000 to 9,500,000 (the “Amendment”).

The vote with respect to the Amendment is set forth below:

Total Votes For	Total Votes Against	Abstentions
51,155,027	3,953,134	128,153

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: November 17, 2014	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer